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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-86426) of Affiliated Computer Services, Inc. of our report dated July 28, 1998, except as to Note 15, which is as of August 10, 1998, appearing on page 34 of the Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of this Form 10-K.



PricewaterhouseCoopers LLP


Dallas, Texas
September 28, 1998